SECOND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 TRIMERIS, INC.
                             Pursuant to Section 245
                        of the General Corporation Law of
                              the State of Delaware

         TRIMERIS, INC., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), and which was incorporated under the name SL-1 Pharmaceuticals, Inc. on January 7, 1993, does hereby certify as follows:

         FIRST: that the following resolutions were duly adopted by written consent in lieu of meeting of the Board of Directors of the Corporation pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on May 28, 1997, setting forth proposed amendments to and the restatement of the Certificate of Incorporation of the Corporation, as previously amended and supplemented (the "Certificate of Incorporation"), in accordance with Section 245 of the General Corporation Law of the State of Delaware; determining that the capital of the Corporation will not be decreased on account of such amendments to and restatement of the Certificate of Incorporation; and, declaring such amendments to and restatement of the Certificate of Incorporation to be advisable and directing that such amendments to and restatement of the Certificate of Incorporation be submitted to the stockholders of the Corporation for their approval:

                  "RESOLVED, that the Certificate of Incorporation of the Corporation, as heretofore amended or supplemented, be amended and restated in its entirety to read as follows (the "Second Restated Certificate of Incorporation"):

                                   * * * * * *

                  Article 1.       The name of the corporation is TRIMERIS, INC.

                  Article 2. The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805 and the name of the registered agent is Corporation Service Company.

                  Article 3. The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

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                  Article 4. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 142,666,667 shares, consisting of 80,000,000 shares of Common Stock, par value $0.001 per share (herein called the "Common Stock"), and 62,666,667 shares of Convertible Preferred Stock, par value $0.001 per share (herein called the "Preferred Stock"), of which 3,000,000 shares shall be designated Series A Convertible Preferred Stock (the "Series A Preferred"), 29,000,000 shares shall be designated Series B Convertible Preferred Stock (the "Series B Preferred"), 20,000,000 shares shall be designated Series C Convertible Preferred Stock (the "Series C Preferred"), and 10,666,667 shares shall be designated Series D Convertible Preferred Stock (the "Series D Preferred"). All cross-references in each subdivision of this Article 4 refer to other paragraphs in such subdivision unless otherwise indicated.

                           The following is a statement of the designations and the preferences, limitations and relative rights in respect of each class of stock of the Corporation:




                                       I.

                                 PREFERRED STOCK

                           1. Dividends. The holders of the Preferred Stock shall not be entitled to receive dividends, provided, however, that in the event the Corporation shall at any time declare or pay a dividend on the Common Stock (other than a dividend referred to in subparagraph 4D(4)), it shall, simultaneously therewith and as part of such declaration or payment, declare and pay to each holder of Preferred Stock a dividend equal to the dividend which would have been payable to such holder if the shares of Preferred Stock held by such holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividend.

                           2. Redemption. The shares of Preferred Stock shall be redeemable as follows:

                           2A. Mandatory Redemption. In case of the consolidation or merger of the Corporation with or into any other corporation (other than (i) a merger in which the Corporation is the surviving corporation and in which the persons who owned a majority of the outstanding Common Stock of the Corporation (giving effect to conversion of outstanding convertible securities convertible into Common Stock) immediately prior to the effective date of such merger continue to own, in substantially the same proportions, at least a majority of the outstanding Common Stock of the Corporation (giving effect to conversion of outstanding convertible securities convertible into Common Stock) immediately after such effective date or (ii) a consolidation or merger in which



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         each share of Common Stock outstanding immediately before such consolidation or merger (including as outstanding all shares issuable upon conversion of outstanding Preferred Stock) shall, immediately after giving effect to such consolidation or merger, have a value, or represent a right to receive cash or other property having a value, determined in accordance with subparagraph 3B, equal to or greater than the Target Value (as hereinafter defined)), and, in the case of a sale of all or substantially all of the properties and assets of the Corporation as an entirety to any other person, the Corporation shall, not later than 20 days prior to the effective date of any such consolidation, merger or sale of properties and assets, give notice thereof to the holder or holders of shares of Preferred Stock, and in the event that within 15 days after receipt of such notice any holder or holders of shares of Preferred Stock shall elect, by written notice to the Corporation, to have any or all of its or their shares of Preferred Stock redeemed, the Corporation shall redeem the same (in the manner and with the effect provided in subparagraphs 2B through 2D below) not later than the effective date of such consolidation, merger or sale of properties and assets. Any date on which shares of Preferred Stock are to be redeemed by the Corporation shall be referred to as a "Redemption Date." As used in this subparagraph 2A, the term "Target Value" shall mean an amount equal to three (3) times the consideration per share paid for the Preferred Stock, provided that, in case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Target Value shall be proportionally reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Target Value shall be proportionally increased.

                           2B. Redemption Price.The Preferred Stock to be redeemed on a Redemption Date shall be redeemed by paying for each share in cash the sum of (i) its Basic Liquidation Preference (as defined in subparagraph 3A) plus (ii) in each case an amount equal to the amount by which (x) cumulative dividends on such shares from the respective dates of the issue thereof through the Redemption Date, at the rate per annum of 8% of their respective Basic Liquidation Preference, exceed (y) any cash dividends theretofore declared and paid thereon, plus (iii) an amount equal to (a) the net assets of the Corporation which would be available for distribution to holders of Common Stock after payment of the amounts described in the preceding clauses (i) and (ii) to holders of all outstanding shares of Preferred Stock (whether or not such holders shall have elected to have such shares redeemed) divided by (b) the number of shares of Common Stock which would be outstanding if all outstanding shares of Preferred Stock (including any such shares the holder or holders of which shall have elected redemption) had been converted immediately prior to the event giving rise to such redemption, multiplied by (c) the number of shares of Common Stock into which each share of Preferred Stock is then convertible pursuant to paragraph 4 immediately prior to the event giving rise to redemption, and the holders of Preferred Stock shall not be entitled to any



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         further payment, such amount being herein sometimes referred to as the
         "Redemption Price." If on the Redemption Date the assets of the Corporation available for distribution to stockholders shall be insufficient to permit payment of the full aggregate Redemption Price of all Preferred Stock outstanding at the time (regardless of whether or not the holders thereof shall have elected redemption), then the holder of each share of Preferred Stock to be redeemed shall be entitled to receive such holder's pro rata share of such assets available for distribution, based on the respective Basic Liquidation Preferences of all shares of Preferred Stock outstanding at the time. If notice of any consolidation, merger or sale of all or substantially all of the assets of the Corporation shall have been duly given pursuant to subparagraph 2A, and the holder of any shares of Preferred Stock shall have duly elected to have such shares redeemed, as provided in subparagraph 2A, and if on or before such Redemption Date the funds necessary for redemption shall have been set aside (as set forth below) so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Redemption Date, the shares to be redeemed shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares shall forthwith after the close of business on the Redemption Date, cease, except only the right of the holders thereof to receive, upon presentation of the certificate representing shares so called for redemption, the Redemption Price therefor, without interest thereon. All funds required or permitted to be set aside for redemption of the Preferred Stock as provided in this subparagraph 2B shall be placed in an account maintained by a bank or trust company (i) organized and doing business under the laws of the United States of America or of any state, (ii) authorized under such laws to exercise trust powers, (iii) having a combined capital and undivided surplus of at least $50,000,000 and (iv) subject to supervision or examination by a federal or state authority.

                           2C. Redeemed or Otherwise Acquired Shares to Be Retired. Any shares of the Preferred Stock redeemed pursuant to this paragraph 2 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Preferred Stock accordingly.

                           3A. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Preferred Stock shall be entitled, before any distribution or payment is made upon any Common Stock, to be paid for each share in cash an amount equal to (i) $0.67 per share in the case of the Series A Preferred or $0.50 per share in the case of the Series B Preferred or $0.60 per share in the



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         case of Series C Preferred or $0.75 per share in case of the Series D
         Preferred (such amounts being herein called the "Basic Liquidation Preference" of the shares of such respective series) plus (ii) an amount equal to the amount by which (x) cumulative dividends (whether or not declared by the Board of Directors) on such shares from the respective dates of issue thereof through the date of such liquidation, dissolution or winding up, at the rate per annum of 8% of their respective Basic Liquidation Preference, exceed (y) any cash dividends theretofore declared and paid thereon, plus (iii) an amount equal to
         (a) the net assets of the Corporation which would be available for distribution to holders of Common Stock after payment of the amounts described in the preceding clauses (i) and (ii) to holders of all outstanding shares of Preferred Stock divided by (b) the number of shares of Common Stock which would be outstanding if all outstanding shares of Preferred Stock had been converted immediately prior to the effective time of such liquidation, dissolution or winding up, multiplied by (c) the number of shares of Common Stock into which each share of Preferred Stock is convertible pursuant to paragraph 4 at the effective time of such liquidation, dissolution or winding up, and the holders of Preferred Stock shall not be entitled to any further payment, such amounts being sometimes referred to as the "Liquidation Payments." If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Preferred Stock shall be insufficient to permit payment to such holders of the full proportional amount to which they are respectively entitled then the entire assets of the Corporation to be so distributed shall be distributed among the holders of Preferred Stock pro rata in proportion to the respective numbers of shares of Preferred Stock held by such holders. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of Common Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable shall be given by certified or registered mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation. Subject to all provisions of paragraph 2, neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 3.

                           3B. Noncash Distributions. If any of the assets of the Corporation are to be distributed other than in cash under paragraph 2 or this paragraph 3 or for any other purpose, then the Board of Directors shall promptly engage independent competent appraisers to determine the value of the



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         assets to be distributed to the holders of Preferred Stock or Common
         Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock and each holder of shares of Common Stock of the appraiser's valuation. Notwithstanding the above, any securities to be distributed to the stockholders shall be valued as follows:

                           (i) If traded on a securities exchange or quotations
                  system, the value shall be deemed to be the average of the closing bid prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closing;

                           (ii) If actively traded over-the-counter, the value
                  shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and

                           (iii) If there is no active public market, the value
                  shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority of the outstanding shares of Preferred Stock, voting as a class, and a majority of the outstanding shares of Common Stock, voting as a class, provided that if the Corporation and the holders of a majority of the outstanding shares of Preferred Stock, voting as a class, and a majority of the outstanding shares of Common Stock, voting as a class, are unable to reach agreement, then by independent competent appraisal by an investment banker hired and paid by the Corporation, but acceptable to the holders of a majority of the outstanding shares of Preferred Stock, voting as a class, and a majority of the outstanding shares of Common Stock, voting as a class.

                           4A. Right to Convert. Subject to the terms and conditions of this paragraph 4, the holder of any share or shares of Preferred Stock shall have the right, at its option at any time prior to the close of business on the last full business day preceding the Redemption Date for any shares, to convert any such shares of Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on the Preferred Stock) into such number of fully paid and nonassessable whole shares of Common Stock as is obtained, in the case of the Series A Preferred, by multiplying the number of shares of Series A Preferred to be so converted by their Basic Liquidation Preference of $0.67 and dividing the result by the initial Series A Preferred conversion price of $0.67 per share or, if applicable, by the Series A Preferred conversion price as last adjusted and in effect at the date any share or shares of Series A preferred are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as


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         the "Series A Conversion Price") and, in the case of the Series B
         Preferred, by multiplying the number of shares of Series B Preferred to be so converted by their Basic Liquidation Preference of $0.50 and dividing the result by the initial Series B Preferred conversion price of $0.50 per share, if applicable, or by the Series B Preferred conversion price as last adjusted and in effect at the date any share or shares of Series B Preferred are surrendered for conversion (such price or such price as last adjusted, being referred to herein as the "Series B Conversion Price") and, in the case of Series C Preferred, by multiplying the number of shares of Series C Preferred to be so converted by their Basic Liquidation Preference of $0.60 and dividing the result by the initial Series C Preferred conversion price of $0.60 per share, if applicable, or by the Series C Preferred conversion price as last adjusted and in effect at the date any share or shares of Series C Preferred are surrendered for conversion (such price or such price as last adjusted, being referred to herein as the "Series C Conversion Price") and, in the case of the Series D Preferred, by multiplying the number of shares of Series D Preferred to be so converted by their Basic Liquidation Preference of $0.75 and dividing the result by the initial Series D Preferred conversion price of $0.75 per share or, if applicable, by the Series D Preferred conversion price as last adjusted and in effect at the date any share or shares of Series D Preferred are surrendered for conversion (such price or such price as last adjusted, being referred to herein as the "Series D Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so as to be converted to the Corporation at its principal office (or such other office or agency at the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                           4B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in subparagraph 4A and surrender of the certificate or certificates for the share or shares of the Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been affected, and the Series A, Series B, Series C or Series D Conversion Price, as the case may be, shall be determined, as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person



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

         or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                           4C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of the Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends declared and unpaid on the shares surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 4B. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this subparagraph 4C, be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional interest as determined in good faith by the Board of Directors of the Corporation.

                           4D. Adjustment of Price Upon Issuance of Common Shares. Except as provided in subparagraph 4F hereof, if and whenever the Corporation shall issue or sell, or is in accordance with subparagraphs 4D(1) through 4D(7) deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Conversion Price of any series of Preferred Stock in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price of such series of Preferred Stock shall be reduced concurrently with such issue or sale, to a price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including as outstanding all shares of Common Stock issuable immediately prior to the time of such issue or sale upon conversion of outstanding Series B Preferred, Series C Preferred and Series D Preferred, in the case of adjustment of the Series A Conversion Price, or including as outstanding all shares of Common Stock issuable immediately prior to the time of such issue or sale upon conversion of outstanding Series A Preferred, Series C Preferred and Series D Preferred, in the case of adjustment of the Series B Conversion Price, or including as outstanding all shares of Common Stock issuable immediately prior to the time of such issue or sale upon conversion of outstanding Series A Preferred, Series B Preferred and Series D



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         Preferred, in the case of adjustment of the Series C Conversion Price, or including as outstanding all shares of Common Stock issuable immediately prior to the time of such issue or sale upon conversion of outstanding Series A Preferred, Series B Preferred and Series C Preferred, in the case of adjustment of the Series D Conversion Price) multiplied by the then existing applicable Conversion Price, and (y) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale (including as outstanding all shares of Common Stock issuable immediately prior to the time of such issue or sale upon conversion of outstanding Series B Preferred, Series C Preferred and Series D Preferred, in the case of adjustment of the Series A Conversion Price, or including as outstanding all shares of Common Stock issuable immediately prior to the time of such issue or sale upon conversion of outstanding Series A Preferred, Series C Preferred and Series D Preferred, in the case of adjustment of the Series B Conversion Price or including as outstanding all shares of Common Stock issuable immediately prior to the time of such issue or sale upon conversion of outstanding Series A Preferred, Series B Preferred and Series D Preferred in the case of adjustment of the Series C Conversion Price, or including as outstanding all shares of Common Stock issuable immediately prior to the time of such issue or sale upon conversion of outstanding Series A Preferred, Series B Preferred and Series C Preferred, in the case of adjustment of the Series D Conversion Price). In the event that the Corporation shall issue and sell, or is in accordance with subparagraphs 4D(1) through 4D(7) deemed to have issued or sold, Series B Preferred, Series C Preferred or Series D Preferred in separate transactions, the adjustment to the Series A Conversion Price resulting from the issuance of the Series B Preferred, Series C Preferred or Series D Preferred, as the case may be, shall be calculated as if all outstanding shares of Series B Preferred, Series C Preferred, or Series D Preferred (including any shares deemed to be outstanding pursuant to subparagraph 4D(1) to 4D(7)) had been issued and sold in a single transaction at the time of the last issuance and sale of Series B Preferred, Series C Preferred, or Series D Preferred, as the case may be. In the event that the Corporation shall issue and sell, or is in accordance with subparagraphs 4D(1) through 4D(7) deemed to have issued or sold, Series A Preferred, Series C Preferred or Series D Preferred in separate transactions, the adjustment to the Series B Conversion Price resulting from the issuance of the Series A Preferred, Series C Preferred or Series D Preferred, as the case may be, shall be calculated as if all outstanding shares of Series A Preferred, Series C Preferred, or Series D Preferred (including any shares deemed to be outstanding pursuant to subparagraph 4D(1) to 4D(7)) had been issued and sold in a single transaction at the time of the last issuance and sale of Series A Preferred, Series C Preferred, or Series D Preferred, as the case may be. In the event that the Corporation shall issue and sell, or is in accordance with subparagraphs 4D(1) through 4D(7) deemed to have issued or sold, Series A Preferred, Series B Preferred or Series D Preferred in separate transactions, the adjustment to the Series C Conversion


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


         Price resulting from the issuance of the Series A Preferred, Series B Preferred or Series D Preferred, as the case may be, shall be calculated as if all outstanding shares of Series A Preferred, Series B Preferred, or Series D Preferred (including any shares deemed to be outstanding pursuant to subparagraph 4D(1) to 4D(7)) had been issued and sold in a single transaction at the time of the last issuance and sale of Series A Preferred, Series B Preferred, or Series D Preferred, as the case may be. In the event that the Corporation shall issue and sell, or is in accordance with subparagraphs 4D(1) through 4D(7) deemed to have issued or sold, Series A Preferred, Series B Preferred or Series C Preferred in separate transactions, the adjustment to the Series D Conversion Price resulting from the issuance of the Series A Preferred, Series B Preferred or Series C Preferred, as the case may be, shall be calculated as if all outstanding shares of Series A Preferred, Series B Preferred, or Series C Preferred (including any shares deemed to be outstanding pursuant to subparagraph 4D(1) to 4D(7)) had been issued and sold in a single transaction at the time of the last issuance and sale of Series A Preferred, Series B Preferred, or Series C Preferred, as the case may be.

                           No adjustment of any Conversion Price, however, shall be made in an amount less than $0.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.01 per share or more.

                           For purposes of this subparagraph 4D, the following subparagraphs 4D(1) to 4D(7) shall also be applicable.

                           4D(1). Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such convertible Securities and upon the conversion or exchange thereof, by
         (ii) the total maximum number of shares of Common Stock issuable upon the



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         exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the applicable Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of the granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 4D(3), no adjustment of the Series A, Series B, Series C or Series D Conversion Prices shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                           4D(2). Issuance of Convertible Securities.In case the Corporation shall in any manner issue (whether directly or by assumption, in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by
         (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the applicable Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 4D(3) below, no adjustment of the Series A, Series B, Series C or Series D Conversion Prices shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 4D, no further adjustment of the Series A, Series B, Series C or Series D Conversion Prices shall be made by reason of such issue or sale.

                           4D(3). Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 4D(1), the additional consideration, if any, payable upon the conversion or exchange of any

         Convertible Securities referred to in subparagraph 4D(1) or 4D(2), or the rate at which any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Series A, Series B, Series C or Series D Conversion Prices in effect at the time of such event shall forthwith be readjusted to the Series A, Series B, Series C or Series D Conversion Prices which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Series A, Series B, Series C or Series D Conversion Prices then in effect hereunder shall forthwith be increased to the Conversion Prices which would have been in effect at the time of such expiration or termination had such option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in subparagraph 4D(1) or the rate at which any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of the Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Conversion Prices then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Series A, Series B, Series C or Series D Conversion Prices then in effect hereunder is thereby reduced.

                           4D(4). Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                           4D(5). Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. The amount of consideration deemed to be received by the Corporation pursuant to the foregoing provisions of this subparagraph 4D(5) upon any issuance and/or sale of shares of Common Stock, Options or Convertible Securities, pursuant to an established compensation plan of the Corporation, to directors, officers or employees of the Corporation in connection with their employment shall be increased by the amount of any tax benefit realized by the Corporation as a result of such issuance and/or sale, the amount of such tax benefit being the amount by which the Federal and/or state income or other tax liability of the Corporation shall be reduced in such year by reason of any deduction or credit in respect of such issuance and/or sale. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                           4D(6). Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           4D(7). Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and any disposition of any such shares (other than by cancellation) shall be considered an issue or sale of Common Stock for the purposes of this subparagraph 4D.

                           4E. Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Series A, Series B, Series C or Series D Conversion Prices in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of Shares, the Series A, Series B, Series C or Series D Conversion Prices in effect immediately prior to such combination shall be proportionately increased.

                           4F. Certain Issues of Common Shares Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series A, Series B, Series C or Series D Conversion Prices (i) in the case of the issuance of shares of Common Stock (or stock options to purchase such shares of Common Stock) to employees, officers or directors of or consultants to the Corporation pursuant to arrangements authorized and approved by the Board of Directors of the Corporation, if and to the extent that the aggregate number of such shares so issued or reserved for issuance upon exercise of such options from and after February 6, 1993 does not exceed 9,121,163, or (ii) in the case of the issuance of shares of Common Stock upon the conversion of any issued and outstanding Preferred Stock or upon the exercise of any Options (as defined in subparagraph 4D(1)) or conversion of Convertible Securities (as defined in subparagraph 4D(1)) outstanding as of June 30, 1997.

                           4G. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions (in form satisfactory to the holders of at least a majority of the outstanding shares of Preferred Stock) shall be made whereby each holder of a share or shares of Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of the Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Prices) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Conversion Prices to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the applicable Conversion Price(s) in effect immediately prior to such consolidation or merger). In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Conversion Prices in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such reorganization or reclassification, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument (in form reasonably satisfactory to the holders of at least a majority of the shares of Preferred Stock at the time outstanding) executed and mailed or delivered to each holder of shares of Preferred Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

                           4H. Notice of Adjustment. Upon any adjustment of the Series A, Series B, Series C or Series D Conversion Price, then and in each such case, the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to each holder of shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the applicable Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                           4I.      Other Notices.  In case at any time:

                           (1) the Corporation shall declare any dividend upon
                  its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                           (2) the Corporation shall offer for subscription pro
                  rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                           (3) there shall be any capital reorganization or
                  reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to, another corporation; or

                           (4) there shall be a voluntary or involuntary
                  dissolution, liquidation or winding up of the Corporation;

         then, in any one or more of said cases, the Corporation shall give, by first-class mail, postage prepaid, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                           4J. Stock to Be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective applicable Conversion Prices. The Corporation will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange or quotation system upon which the Common Stock of the Corporation may be listed or quoted. The Corporation will not take any action which results in any adjustment of the applicable Conversion Prices if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Second Restated Certificate of Incorporation.

                           4K. No Reissuance of Preferred Stock. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

                           4L. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

                           4M. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock.

                           4N. Definition of Common Stock. As used in this paragraph 4, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, $0.001 par value as constituted on the effective date of this Second Restated Certificate of Incorporation and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of the Preferred Stock of the Corporation, or, in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 4G, shall include only shares designated as Common Stock of the Corporation on the effective date of this Second Restated Certificate of Incorporation.

                           4O. No Impairment. The Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observation or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this paragraph 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against impairment. This provision shall not restrict the Corporation's right to amend its Certificate of Incorporation with the requisite stockholder consent.

                           5. Voting Rights. Except as otherwise provided by law and this Second Restated Certificate of Incorporation, the holders of Common Stock and Preferred Stock shall vote together as a class on all matters to be voted on by the stockholders of the Corporation on the following bases: (1) each holder of Preferred Stock shall be entitled to one vote for each share of Common Stock which would be issuable to such holder upon the conversion of all the shares of Preferred Stock so held on the record date for the determination of stockholders entitled to vote and (2) each holder of Common Stock shall be entitled to one vote per share.

                           6. Restrictions. At any time when shares of Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Second Restated Certificate of Incorporation and in addition to any other vote required by law, without the prior consent of the holders of a majority of the outstanding shares of each series of Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Preferred Stock shall vote separately as a series.

                           6A. The Corporation will not create or authorize the creation of any additional class of shares of stock or other equity security, including any other security or debt instrument convertible into or exercisable for any such equity security, or increase the authorized amount of the Preferred Stock or increase the authorized amount of any additional class of shares of stock unless the same ranks junior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or redemption of shares, or create or authorize any obligation or security convertible into shares of Preferred Stock or into shares of any other class of stock unless the same ranks junior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or redemption of shares, whether any such creation or authorization or increase shall be by means of amendment of the Corporation's Second Restated Certificate of Incorporation or by merger, consolidation or otherwise;

                           6B. The Corporation will not amend, alter or repeal its Second Restated Certificate of Incorporation or Bylaws in any manner so as to adversely affect the respective relative rights and preferences of the Preferred Stock or adversely affect the Preferred Stock or the holders thereof in any manner.

                           6C. The Corporation will not effect any sale or liquidation of all or substantially all of the Corporation's assets, or affect any merger, consolidation or reorganization other than a merger or consolidation with a wholly-owned subsidiary.

                           6D. The Corporation will not affect any
         reclassification, reverse stock split, combination of any class of capital stock or other recapitalization.

                           6E.      The Corporation shall not:

                           (1) engage in any spin-out, distribution or sale of any business unit of the Corporation;

                           (2) enter into any transactions with affiliates of the Corporation except on arms-length terms approved by a majority of the disinterested members of the Corporation's Board of Directors; or

                           (3) redeem or repurchase any outstanding Common Stock of the Corporation except for repurchases of unvested or restricted shares of Common Stock at cost from employees, consultants or members of the Board of Directors pursuant to repurchase options of the Corporation.


                                       II.
                                  COMMON STOCK

                           1. Dividends. The holders of shares of Common Stock shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors of the Corporation, subject to the provisions of subdivision I of this Article 4 with respect to the rights of holders of the Preferred Stock.

                           2. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to holders of Preferred Stock of the full amounts to which they shall respectively be entitled prior to the making of any distribution to the holders of Common Stock as stated and expressed herein or as may be stated and expressed pursuant hereto, the holders of Common Stock shall be entitled, together with the holders of the Preferred Stock as provided in paragraph 3 of subdivision I of this Article 4, to share ratably according to the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders.

                           3. Voting. Except as otherwise provided by law, voting rights shall be governed by paragraph 5 of subdivision I of this
         Article 4.

                  Article 5. The number of Directors of the corporation may be fixed by the Bylaws.

                  Article 6. The Board of Directors of the corporation shall have the power to adopt, amend or repeal the Bylaws of the corporation.

                  Article 7. Elections of directors may be, but shall not be required to be, by written ballot.

                  Article 8. No director of the corporation shall have personal liability arising out of an action whether by or in the right of the Corporation or otherwise for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not limit or eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
         Section 174 of the General Corporation Law of the State of Delaware or any successor provision,

         (iv) for any transaction from which such director derived an improper personal benefit, or (v) acts or omissions occurring prior to the date of the effectiveness of this provision.

                  Furthermore, notwithstanding the foregoing provision, in the event that the General Corporation Law of the State of Delaware is amended or enacted to permit further limitation of elimination of the personal liability of the director, the personal liability for the corporation's directors shall be limited or eliminated to the fullest extent permitted by the applicable law.

                  This provision shall not affect any provision permitted under the General Corporation Law of the State of Delaware in the Second Restated Certificate of Incorporation, Bylaws or contract or resolution of the corporation indemnifying or agreeing to indemnify a director against personal liability. Any repeal or modification of this provision shall not adversely affect any limitation hereunder on the personal liability of the director with respect to acts or omissions occurring prior to such repeal or modification.


                  RESOLVED FURTHER, that the Board of Directors determines that the capital of the Corporation will not be decreased on account of the foregoing Second Restated Certificate of Incorporation, declares the foregoing Second Restated Certificate of Incorporation to be advisable and directs that such Second Restated Certificate of Incorporation be submitted to the stockholders of the Corporation for their approval pursuant to Section 242 of the General Corporation Law of the State of Delaware."

         SECOND: that the Second Restated Certificate of Incorporation effected by this certificate was duly authorized by written consent of the holders of a majority of the issued and outstanding shares of each class and series of the capital stock of the Corporation on June 9, 1997, after first having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: that the capital of the Corporation will not be reduced under, or by reason of, the foregoing Second Restated Certificate of Incorporation of the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by M. Ross Johnson, its President, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is his act and deed, and attested by Max N. Wallace, its Secretary, this 25th day of June, 1997.

                            TRIMERIS, INC.
[CORPORATE SEAL]
                            By:      /s/  Matthew A. Megaro
                            Matthew A. Megaro
                            Vice President of Business Development,
                            Chief Operating Officer, and Chief Financial Officer
ATTEST:

By:      /s/  Gloria E. Ivey
         Gloria E. Ivey, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                  SECOND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 TRIMERIS, INC.

                             PURSUANT TO SECTION 242
                           OF THE GENERAL CORPORATION
                          LAW OF THE STATE OF DELAWARE

                  TRIMERIS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  FIRST: That Article 4 of the Second Restated Certificate of Incorporation of the Corporation is amended by deleting the first paragraph thereof in its entirety and inserting the following in lieu thereof:

                           "Article 4. The aggregate number of shares of all
                  classes of stock which the Corporation shall have authority to issue is 142,666,667 shares, consisting of 80,000,000 shares of Common Stock, par value $0.001 per share (herein called the "Common Stock"), and 62,666,667 shares of Convertible Preferred Stock, par value $0.001 per share (herein called the "Preferred Stock"), of which 3,000,000 shares shall be designated Series A Convertible Preferred Stock (the "Series A Preferred"), 29,000,000 shares shall be designated Series B Convertible Preferred Stock (the "Series B Preferred"), 20,000,000 shares shall be designated Series C Convertible Preferred Stock (the "Series C Preferred"), and 10,666,667 shares shall be designated Series D Convertible Preferred Stock (the "Series D Preferred"). All cross-references in each subdivision of this Article 4 refer to other paragraphs in such subdivision unless otherwise indicated

                           Each eight and one-half (8.5) shares of the
                  Corporation's Common Stock, par value $.0001 per share issued and outstanding as of the date this Certificate of Amendment is filed shall be converted and reclassified into one (1) share of the Corporation's Common Stock, par value $.0001 per share, so that each share of the Corporation's Common Stock issued and outstanding is hereby converted and reclassified. No fractional interests resulting from such conversion shall be issued, but in lieu thereof, the Corporation will round the number of shares of Common Stock issuable to each holder of Common Stock up to the nearest whole share of Common Stock."

                  SECOND: that the foregoing amendment of the Second Restated Certificate of Incorporation of the Corporation was duly authorized by written consent of the stockholders of the Corporation on July 10, 1997, after first having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by M. Ross Johnson, its President, and attested by Gloria E. Ivey, its Assistant Secretary, this 11th day of July, 1997.

                                                  TRIMERIS, INC.
[CORPORATE SEAL]

                                                   By /s/  M. Ross Johnson
ATTEST:                                               M. Ross Johnson, President

By /s/  Gloria E. Ivey
      Gloria E. Ivey, Assistant Secretary

        CERTIFICATE OF CORRECTION FILED TO CORRECT A CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT OF SECOND RESTATED CERTIFICATE OF INCORPORATION OF
    TRIMERIS, INC. FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE
                                ON JULY 11, 1997

         Trimeris, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         1. The name of the corporation is Trimeris, Inc.

         2. The Certificate of Amendment of Second Restated Certificate of Incorporation filed by the Secretary of State of Delaware on July 11, 1997 (the "Certificate of Amendment"), requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

         3. The inaccuracy or defect of the Certificate of Amendment to be corrected is the par value per share as stated in the first sentence of the second paragraph of Article 4 of the Certificate of Amendment, which amount was incorrectly stated as $.0001.

         4. The first sentence of the second paragraph of Article 4 of the Certificate of Amendment is hereby corrected to read as follows:

                           "Each eight and one-half (8.5) shares of the Corporation's Common Stock, par value $0.001 per share issued and outstanding as of the date this Certificate of Amendment is filed shall be converted and reclassified into one (1) share of the Corporation's Common Stock, par value $0.001 per share, so that each share of the Corporation's Common Stock issued and outstanding is hereby converted and reclassified."

         IN WITNESS WHEREOF, this Certificate of Correction of the Certificate of Amendment of Second Restated Certificate of Incorporation as filed on July 11, 1997 has been signed by the President and the Assistant Secretary of the Corporation this 22nd day of August, 1997.


                                     /s/  M. Ross Johnson
                                     M. Ross Johnson
                                     President

                                     /s/  Gloria Ivey
                                     Gloria Ivey
         [CORPORATE SEAL]            Assistant Secretary

        CERTIFICATE OF CORRECTION FILED TO CORRECT CERTAIN ERRORS IN THE
                SECOND RESTATED CERTIFICATE OF INCORPORATION OF
             TRIMERIS, INC. FILED IN THE OFFICE OF THE SECRETARY OF
                       STATE OF DELAWARE ON JUNE 25, 1997

         Trimeris, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         1. The name of the corporation is Trimeris, Inc.

         2. The Second Restated Certificate of Incorporation filed by the Secretary of State of Delaware on June 25, 1997 (the "Certificate of Incorporation"), requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

         3. The inaccuracies or defects of the Certificate of Incorporation to be corrected pertain to the names and titles of the signatories in the closing paragraph and the title of the signatory in the attestation, which names and titles were incorrectly stated.

         4. The closing paragraph of the Certificate of Incorporation is hereby corrected to read as follows:

                           "IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Matthew A. Megaro, its Vice President of Business Development, Chief Operating Officer, and Chief Financial Officer who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is his act and deed, and attested by Gloria E. Ivey, its Assistant Secretary, this 25th day of June, 1997."

         5. The title of the signatory in the attestation should be changed from "Secretary" to "Assistant Secretary".

         IN WITNESS WHEREOF, this Certificate of Correction of the Second Restated Certificate of Incorporation as filed on June 25, 1997 has been signed by the President and the Assistant Secretary of the Corporation this 22nd day of August, 1997.


                                            /s/  M. Ross Johnson
                                            M. Ross Johnson
                                            President

                                            /s/  Gloria Ivey
                                            Gloria Ivey
         [CORPORATE SEAL]                   Assistant Secretary